Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

May 10, 2007

MIDWEST AIR GROUP REPORTS APRIL PERFORMANCE

Milwaukee, Wisconsin, May 10, 2007 – Midwest Air Group, Inc. (AMEX: MEH) today reported April performance data for Midwest Airlines and Midwest Connect. It should be noted that the performance report now includes operating statistics for the 50-seat regional jet fleet operated by SkyWest Airlines, affecting year-over-year comparisons for Midwest Air Group and Midwest Connect. That service launched April 1.

At the group level, an 8.0% increase in traffic outpaced a 5.3% increase in capacity, resulting in a 2.0 percentage point increase in load factor compared with April 2006. Revenue per total available seat mile increased 1.4% in the same time period.

Midwest Air Group, Inc. – Performance Report
					Four Months Ended
	April				April 30,
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	403,500	373,594	8.0		1,437,407	1,317,885	9.1
Scheduled Service Available Seat Miles (000s)	481,913	457,477	5.3		1,885,458	1,777,344	6.1
Total Available Seat Miles (000s)	486,277	466,491	4.2		1,902,497	1,814,825	4.8
Load Factor (%)	83.7%	81.7%	2.0	pts.	76.2%	74.1%	2.1	pts.
Revenue Yield (estimate)	$0.1347	$0.1383	(2.6)		$0.1386	$0.1388	(0.2)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1128	$0.1129	(0.1)		$0.1056	$0.1029	2.6
Total Revenue per Total ASM (estimate)	$0.1267	$0.1250	1.4		$0.1195	$0.1152	3.8
Number of Flights	9,308	9,221	0.9		36,364	36,304	0.2
Into-plane Fuel Cost per Gallon (estimate)	$2.13	$2.20	(2.9)		$2.09	$2.06	1.5

Midwest Airlines Operations
Origin & Destination Passengers	343,286	329,636	4.1		1,238,511	1,157,310	7.0
Scheduled Service Revenue Passenger Miles (000s)	375,371	352,165	6.6		1,351,676	1,238,200	9.2
Scheduled Service Available Seat Miles (000s)	443,324	426,360	4.0		1,756,822	1,652,336	6.3
Total Available Seat Miles (000s)	447,688	435,373	2.8		1,773,860	1,689,451	5.0
Load Factor (%)	84.7%	82.6%	2.1	pts.	76.9%	74.9%	2.0	pts.
Revenue Yield (estimate)	$0.1213	$0.1244	(2.5)		$0.1247	$0.1235	1.0
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1027	$0.1027	0.0		$0.0959	$0.0925	3.7
Total Revenue per Total ASM (estimate)	$0.1184	$0.1166	1.6		$0.1115	$0.1067	4.6
Average Passenger Trip Length (miles)	1,093	1,068	2.4		1,091	1,070	2.0
Number of Flights	4,616	4,553	1.4		18,720	17,517	6.9
Into-plane Fuel Cost per Gallon (estimate)	$2.12	$2.19	(3.0)		$2.09	$2.06	1.6

Midwest Connect Operations
Origin & Destination Passengers	84,180	67,710	24.3		274,254	258,941	5.9
Scheduled Service Revenue Passenger Miles (000s)	28,130	21,430	31.3		85,731	79,686	7.6
Scheduled Service Available Seat Miles (000s)	38,589	31,117	24.0		128,637	125,008	2.9
Total Available Seat Miles (000s)	38,589	31,117	24.0		128,637	125,374	2.6
Load Factor (%)	72.9%	68.9%	4.0	pts.	66.6%	63.7%	2.9	pts.
Revenue Yield (estimate)	$0.3140	$0.3676	(14.6)		$0.3569	$0.3773	(5.4)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.2289	$0.2531	(9.6)		$0.2379	$0.2405	(1.1)
Total Revenue per Total ASM (estimate)	$0.2576	$0.2865	(10.1)		$0.2716	$0.2722	(0.2)
Average Passenger Trip Length (miles)	334	316	5.6		313	308	1.6
Number of Flights	4,692	4,668	0.5		17,644	18,787	(6.1)
Into-plane Fuel Cost per Gallon (estimate)	$2.19	$2.26	(3.1)		$2.12	$2.10	1.1

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 51 cities. More information is available at http://www.midwestairlines.com.

###